Exhibit 99.1

Pandora Media, Inc. Announces Pricing of $300 Million Convertible Notes Offering

OAKLAND, Calif., December 4, 2015 — Pandora Media, Inc. (“Pandora”) (NYSE: P) today announced the pricing of $300 million aggregate principal amount of convertible senior notes due 2020 (the “notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”). Pandora also granted Morgan Stanley & Co. LLC (“Morgan Stanley”), the initial purchaser of the notes, a 30-day option to purchase up to an additional $45 million aggregate principal amount of the notes. The sale of the notes to the initial purchaser is expected to settle on December 9, 2015, subject to customary closing conditions, and is expected to result in approximately $292.7 million in net proceeds to Pandora after deducting the initial purchaser’s discount and estimated offering expenses payable by Pandora (assuming no exercise of the initial purchaser’s option to purchase additional notes). Morgan Stanley is acting as sole bookrunner for the offering.

The notes will be senior, unsecured obligations of Pandora. The notes will bear interest at a rate of 1.75% per year. Interest will be payable semi-annually in arrears on June 1 and December 1 of each year, beginning on June 1, 2016. The notes will mature on December 1, 2020, unless earlier repurchased, redeemed or converted.

Pandora expects to use approximately $37.5 million of the net proceeds of the offering of the notes to pay the cost of the capped call transactions described below, and to use the remaining proceeds of the offering for general corporate purposes.

The initial conversion rate for the notes is 60.9050 shares of common stock per $1,000 principal amount of notes (which is equivalent to an initial conversion price of approximately $16.42 per share). Prior to the close of business on the business day immediately preceding July 1, 2020, the notes will be convertible at the option of the note holders only upon the satisfaction of specified conditions and during certain periods. Thereafter until the close of business on the second scheduled trading day preceding the maturity date, the notes will be convertible at the option of the noteholders at any time regardless of these conditions. Conversions of the notes will be settled in cash, shares of Pandora’s common stock or a combination thereof, at Pandora’s election. The last reported sale price of Pandora’s common stock on December 3, 2015 was $12.63 per share.

Holders may require Pandora to repurchase their notes upon the occurrence of a fundamental change (as defined in the indenture governing the notes) at a purchase price equal to the principal amount thereof plus accrued and unpaid interest to, but excluding, the repurchase date.

Pandora may not redeem the notes prior to December 5, 2018. On or after December 5, 2018, Pandora may redeem for cash all or part of the notes if the last reported sale price of Pandora’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days during any 30 consecutive trading day period ending on, and including, any of the five trading days prior to the date on which Pandora provides notice of redemption. The redemption price for the notes will equal the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

In connection with the pricing of the notes, Pandora entered into privately negotiated capped call transactions with Morgan Stanley and JP Morgan Chase Bank, National Association (the “option counterparties”). The capped call transactions are expected generally to reduce the potential dilution to Pandora’s common stock upon any conversion of notes and/or offset the cash payments Pandora is required to make in excess of the principal amount of the converted notes in the event that the market price of Pandora’s common stock is greater than the strike price of the capped call transactions (which initially corresponds to the initial conversion price of the notes and is subject to certain adjustments under the terms of the capped call transactions), with such reduction and/or offset subject to a cap based on the cap price of the capped call transactions. The cap price of the capped call transactions will initially be $25.26 per share, representing a premium of approximately 100% above the closing price of $12.63 per share of Pandora’s common stock on December 3, 2015, and is subject to certain adjustments under the terms of the capped call transactions. If the initial purchaser exercises its option to purchase additional notes, Pandora intends to enter into additional capped call transactions with the option counterparties.

Pandora expects that in connection with establishing their initial hedge of the capped call transactions, the option counterparties or their respective affiliates expect to purchase shares of Pandora’s common stock and/or enter into various derivative transactions with respect to Pandora’s common stock concurrently with, or shortly after, the pricing of the notes. These activities could increase (or reduce the size of any decrease in) the market price of Pandora’s common stock or the notes at that time. In addition, Pandora expects that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding derivative transactions with respect to Pandora’s common stock and/or by purchasing or selling shares of Pandora’s common stock or other securities of Pandora in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period relating to a conversion of the notes or in connection with any repurchase of notes by Pandora). This activity could also cause or avoid an increase or a decrease in the market price of Pandora’s common stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, could affect the amount and value of the consideration that noteholders will receive upon conversion of the notes. The capped call transactions have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful. The notes and the shares of common stock issuable upon conversion of the notes, if any, will not be registered under the Act or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Act and applicable state laws.

“Safe harbor” Statement:

This press release contains forward-looking statements within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Pandora’s completion of the offering, the anticipated principal amount of securities sold, the actions of the option counterparties with respect to the capped call transactions, the final terms of the offering and Pandora’s anticipated use of proceeds. These forward-looking statements are based on Pandora’s current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause actual results and the timing of events to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: risks related to market and other general economic conditions, Pandora’s ability to meet the closing conditions required for the consummation of the offering and other risks detailed in filings Pandora makes with the SEC from time to time, including under the heading “Risk Factors” in Pandora’s Annual Report on Form 10-K for the fiscal year ending December 31, 2014, Quarterly Report for the fiscal quarter ended September 30, 2015 and Current Report on Form 8-K filed on December 2, 2015. All forward-looking statements in this press release are based on information currently available to Pandora, and Pandora assumes no obligation to update these forward-looking statements in light of new information or future events.

Press:

Pandora

Dominic Paschel, 510-842-6960
Corporate Finance & Investor Relations
investor@pandora.com

or

Stephanie Barnes, 415-722-0883
Pandora PR & Corporate Communications
sbarnes@pandora.com